UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 5, 2022

ZipRecruiter, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40406	27-2976158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

604 Arizona Avenue,	Santa Monica,	California	90401
(Address of principal Executive offices)			(Zip Code)
(877) 252-1062
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.00001 par value per share	ZIP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.
First Amendment to the Credit Agreement
On November 19, 2021, ZipRecruiter, Inc. (the “Company”) entered into a First Amendment to the Credit Agreement (the “First Amendment”) with JPMorgan Chase Bank, N.A. in connection with that certain Credit Agreement by and among the Company, JPMorgan Chase Bank, N.A. and the lenders named therein (the “Credit Agreement”), to amend certain other provisions under the Credit Agreement relating to how letters of credit denominated in currencies other than U.S. Dollars are valued under the Credit Agreement.
The foregoing description of the First Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the First Amendment, a copy of which the Company expects to file with its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and upon filing will be incorporated herein by reference.
Second Amendment to the Credit Agreement
Concurrent with the offering of the Notes (as defined below) the Company will be entering into a Second Amendment to the Credit Agreement (the “Second Amendment”), increasing the maximum amount of liquidity (including cash and permitted investments) that may be netted against the Company’s total indebtedness from $100 million to $500 million for purposes of calculating the Company’s total net leverage ratio under the Credit Agreement.
The foregoing description of the Second Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the Second Amendment, a copy of which the Company expects to file with its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and upon filing will be incorporated herein by reference.
Senior Notes Offering
On January 5, 2022, the Company issued a press release announcing that it proposes to offer, subject to market conditions and other factors, $500 million aggregate principal amount of Senior Notes due 2030 (the “Notes”) in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act.
A copy of the press release announcing the proposed offering of the Notes is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
99.1	Press Release dated January 5, 2022 announcing the proposed offering of the Notes.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZIPRECRUITER, INC.

Date: January 5, 2022	By:	/s/ David Travers
David Travers
President